As filed with the Securities and Exchange Commission on April 1, 2011.

Registration No. 333- 170936

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASPECT SOFTWARE, INC.*

(Exact name of each registrant as specified in its charter)

Delaware	3576	02-0364368
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

300 Apollo Drive

Chelmsford, Massachusetts 01824

Telephone: (978) 250-7900

(Address, including zip code, and telephone number, including area code, of the registrants’ principal executive offices)

Michael J. Provenzano III

Executive Vice President, Finance, and Chief Financial Officer

300 Apollo Drive

Chelmsford, Massachusetts 01824

Telephone: (978) 250-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

William R. Burke

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Telephone: (312) 862-2000

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification No.
Aspect Software Group Holdings Ltd.	3576	Cayman Islands	98-0587778
Aspect Software Parent, Inc.	3576	Delaware	20-3503231
Aspect Telecommunications International Corporation	3576	Delaware	77-0487428
Davox International Holdings LLC	3576	Delaware	04-3391081

*	The address, including zip code, and telephone number, including area code, for each of the additional registrants’ principal executive offices are the same as Aspect Software, Inc. The name, address, including zip code of the agent for service for each of the additional registrants are the same as Aspect Software, Inc.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purposes of amending Exhibit 10.20 of the Registration Statement. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Part II to the Registration Statement and Exhibit 10.20. No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Corporations

Aspect Software, Inc., Aspect Software Parent, Inc. and Aspect Telecommunications International Corporation are corporations incorporated under the laws of the State of Delaware.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The certificates of incorporation of Aspect Software, Inc., Aspect Software Parent, Inc. and Aspect Telecommunications International Corporation provide for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The certificates of incorporation and bylaws of Aspect Software, Inc., Aspect Software Parent, Inc. and Aspect Telecommunications International Corporation provide that each company must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the certificates of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Aspect Software, Inc. maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to Aspect Software, Inc. with respect to indemnification payments that Aspect Software, Inc. may make to such directors and officers.

Delaware Limited Liability Company

Davox International Holdings LLC is a limited liability company formed under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company (“LLC”) may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its LLC agreement. The LLC Agreement of Davox International Holdings LLC does not contain any provisions that restricts it from indemnifying its members or managers.

Cayman Islands Corporation

Aspect Software Group Holdings Ltd. is an exempted company with limited liability incorporated in the Cayman Islands.

The Companies Law (2010 Revision) of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The articles of association of Aspect Software Group Holdings Ltd. provides for indemnification of officers, agents and directors for any liability incurred as a result of any act or failure to act in carrying out their functions other than liability incurred through their own willful neglect or default.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The attached Exhibit Index is incorporated herein by reference.

ITEM 22.	UNDERTAKINGS.

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aspect Software, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, State of MA, on April 1, 2011.

ASPECT SOFTWARE, INC.

By:	/S/ MICHAEL J. PROVENZANO III
Michael J. Provenzano III
Executive Vice President, Finance, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 2011.

Signature	Title

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for James D. Foy	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for Prescott Ashe	Director

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for David Dominik	Director

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for Fredric Harman	Director

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Provenzano, III his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacities indicated on April 1, 2011.

Signature	Title

/S/ RAJEEV AMARA Rajeev Amara	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aspect Software Group Holdings Ltd., a company formed under the laws of the Cayman Islands, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, State of MA, on April 1, 2011.

ASPECT SOFTWARE GROUP HOLDINGS, LTD.

By:	/S/ MICHAEL J. PROVENZANO III
Michael J. Provenzano III
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 2011.

Signature	Title

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for James D. Foy	President and Director (Principal Executive Officer)

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for Prescott Ashe	Director

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for David Dominik	Director

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for Fredric Harman	Director

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Provenzano, III his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following person in the capacities indicated on April 1, 2011.

Signature	Title

/S/ RAJEEV AMARA Rajeev Amara	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aspect Software Parent, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, State of MA, on April 1, 2011.

ASPECT SOFTWARE PARENT, INC.

By:	/S/ MICHAEL J. PROVENZANO III
Michael J. Provenzano III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 2011.

Signature	Title

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III	President and Director (Principal Executive Officer)

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for Shawn Garrett	Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aspect Telecommunications International Corporation, a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, State of MA, on April 1, 2011.

ASPECT TELECOMMUNICATIONS INTERNATIONAL CORPORATION

By:	/S/ MICHAEL J. PROVENZANO III
Michael J. Provenzano III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 2011.

Signature	Title

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III	President and Director (Principal Executive Officer)

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for Shawn Garrett	Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Davox International Holdings LLC, a Delaware limited liability company, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chelmsford, State of MA, on April 1, 2011.

DAVOX INTERNATIONAL HOLDINGS LLC

By:	/S/ MICHAEL J. PROVENZANO III
Michael J. Provenzano III
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 2011.

Signature	Title

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III	President (Principal Executive Officer) Executive Vice President, Finance, and Chief Financial Officer of Aspect Software, Inc., its sole member

/S/ MICHAEL J. PROVENZANO III Michael J. Provenzano III, as attorney in fact for Shawn Garrett	Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of Aspect Software, Inc.

3.2	Bylaws of Aspect Software, Inc.

3.3	Certificate of Incorporation of Aspect Software Group Holdings Ltd.

3.4	Memorandum and Articles of Association of Aspect Software Group Holdings Ltd.

3.5	Certificate of Incorporation of Aspect Software Parent, Inc.

3.6	Bylaws of Aspect Software Parent, Inc.

3.7	Certificate of Incorporation of Aspect Telecommunications International Corporation.

3.8	Bylaws of Aspect Telecommunications International Corporation.

3.9	Certificate of Formation of Davox International Holdings LLC.

3.10	Limited Liability Company Agreement of Davox International Holdings LLC.

4.1	Indenture, dated as of May 7, 2010, among Aspect Software, Inc., the Guarantors and U.S. National Bank Association, as trustee.

4.2	Registration Rights Agreement, dated as of May 7, 2010, and among Aspect Software, Inc. the Guarantors and Banc of America Securities LLC.

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Maples and Calder.

10.1	Credit Agreement, dated as of May 7, 2010, among Aspect Software Parent, Inc., Aspect Software, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Co-Lead Arrangers.

10.2	Employment Agreement, dated as of February 9, 2004, by and between Aspect Software, Inc. and James D. Foy.

10.3	Employment Agreement Amendment, dated as of November 23, 2010, by and between Aspect Software, Inc. and James D. Foy.

10.4	Employment Agreement, dated as of February 9, 2004, by and between Aspect Software, Inc. and Michael J. Provenzano III.

10.5	Employment Agreement Amendment, dated as of November 23, 2010, by and between Aspect Software, Inc. and Michael J. Provenzano III.

10.6	Employment Agreement, dated as of September 30, 2005, by and between Aspect Software, Inc. and Gary Barnett.

10.7	Employment Agreement Amendment, dated as of November 23, 2010, by and between Aspect Software, Inc. and Gary Barnett.

10.8	Employment Agreement, dated as of July 14, 2008, by and between Aspect Software, Inc. and Kevin Schwartz.

10.9	Employment Agreement Amendment, dated as of November 23, 2010, by and between Aspect Software, Inc. and Kevin Schwartz.

10.10	Employment Agreement, dated as of May 24, 2006, by and between Aspect Software, Inc. and Michael Sheridan.

10.11	Employment Agreement Amendment, dated as of November 23, 2010, by and between Aspect Software, Inc. and Michael Sheridan.

Exhibit Number	Description

10.12	Employment Agreement, dated as of March 10, 2006, by and between Aspect Software, Inc. and Jamie Ryan.

10.13	Employment Agreement Amendment, dated as of November 23, 2010, by and between Aspect Software, Inc. and Jamie Ryan.

10.14	Employment Agreement, dated as of August 12, 2008, by and between Aspect Software, Inc. and David Reibel.

10.15	Employment Agreement Amendment, dated as of November 23, 2010, by and between Aspect Software, Inc. and David Reibel.

10.16	Employment Agreement, dated as of October 1, 2009, by and between Aspect Software, Inc. and Laurie Cairns.

10.17	Employment Agreement Amendment, dated as of November 23, 2010, by and between Aspect Software, Inc. and Laurie Cairns.

10.18	Employment Agreement, dated as of November 23, 2010 by and between Aspect Software, Inc. and Gwen Braygreen.

10.19	2003 Share Purchase and Option Plan.

10.20*	Second Amended and Restated 2004 Option Plan.

10.21	Form of Share Option Agreement for 2003 Share Purchase and Option Plan.

10.22	Form of Share Option Agreement for 2004 Option Plan.

10.23	Second Amended and Restated Advisory Agreement, dated as of March 15, 2011, by and between Aspect Software Group Holdings Ltd., Aspect Software, Inc. and GGC Administration, LLC.

10.24	Shareholders Agreement, dated as of February 9, 2004, by and among Aspect Software Group Holdings Ltd. (f/k/a New Melita Topco Ltd.) and the Persons listed on Schedules I, II and III attached thereto.

10.25	Registration Agreement, dated as of February 9, 2004, by and among Aspect Software Group Holdings Ltd. (f/k/a New Melita Topco Ltd.) and the Persons listed on Schedules I, II and III attached thereto.

10.26	Joinder and Amendment No. 1 to Shareholders Agreement and Registration Agreement, dated as of September 3, 2004, by and among Aspect Software Group Holdings Ltd. (f/k/a Concerto Software Group Holdings Ltd.), certain investment funds managed by Golden Gate Capital and Rockwell Automation Holdings, Inc.

10.27	Joinder and Amendment No. 2 to Shareholders Agreement and Registration Agreement, dated as of September 22, 2005, by and among Aspect Software Group Holdings Ltd., certain investment funds managed by Golden Gate Capital and certain investment funds managed by Oak Investment Partners.

10.28	Letter Agreement, dated as of September 22, 2005, by and among Aspect Software Group Holdings Ltd., certain investment funds managed by Golden Gate Capital and certain investment funds managed by Oak Investment Partners.

12.1	Statement Regarding Computation of Earnings to Fixed Charges.

21.1	List of Subsidiaries of Registrant.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3	Consent of Maples and Calder (included in Exhibit 5.2).

Exhibit Number	Description

24.1	Powers of Attorney (included in signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association

99.1	Form of Letter of Transmittal.

99.2	Form of Guaranteed Delivery.

99.3	Form of Tender Instructions.

*	Filed herewith.

All exhibits not filed herewith have been previously filed.